Exhibit 11
                                            Deposit Guaranty Corp.
                                      Computation of Per Share Earnings
                                              December 31, 1997



                                                Year Ended December 31, 1997
                                         ---------------------------------------

                                                 Basic                Diluted
                                           ---------------       ---------------

Computation of weighted average
     shares outstanding:

     Common stock outstanding,
         January 1, 1997                     39,185,394            39,185,394


     Common stock issued due to
         exercise of mergers                  3,918,506             3,918,506

     Common stock issued due to
         exercise of options                     83,301                83,301

     Assume conversion of  stock
         options                                      -               330,938
     Shares purchased by
         the Company                         (2,104,845)           (2,104,845)
                                          -------------         -------------

     Weighted average shares
         outstanding                         41,082,356            41,413,294
                                          =============         =============

Computation of net income:

     Net income                            $ 92,280,000          $ 92,280,000
                                           ============          ============

Computation of  per share
     earnings:

     Net income divided by weighted
         average shares outstanding              $ 2.25                $ 2.23
                                       ================         =============




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





                                     Deposit Guaranty Corp.
                               Computation of Per Share Earnings
                                       December 31, 1996



                                              Year Ended December 31, 1996
                                        ---------------------------------------

                                               Basic                 Diluted
                                          ---------------        ---------------

Computation of weighted average
     shares outstanding:

     Common stock outstanding,
         January 1, 1996                   38,759,286             38,759,286

     Common stock issued due to
         mergers                              710,689                710,689

     Common stock issued due to
         exercise of options                  180,287                180,287

     Assume conversion of  stock
         options                                    -                246,477

     Shares purchased by
         the Company                         (890,070)              (890,070)
                                      ---------------          -------------

     Weighted average shares
         outstanding                       38,760,192             39,006,669
                                        =============          =============

Computation of net income:

     Net income                          $ 83,610,000           $ 83,610,000
                                         ============           ============

Computation of  per share
     earnings:

     Net income divided by weighted
         average shares outstanding            $ 2.16                 $ 2.14
                                      ===============          =============




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






                          Deposit Guaranty Corp.
                    Computation of Per Share Earnings
                            December 31, 1995



                                             Year Ended December 31, 1995
                                        ---------------------------------------

                                               Basic                 Diluted
                                          ---------------        ---------------

Computation of weighted average
     shares outstanding:

     Common stock outstanding,
         January 1, 1995                      35,156,104             35,156,104

     Common stock issued due to
         mergers                               4,791,030              4,791,030

     Common stock issued due to
         exercise of options                      60,752                 60,752

     Assume conversion of  stock
         options                                       -                348,870

     Shares purchased by
         the Company                          (1,576,724)            (1,576,724)
                                          --------------         --------------

     Weighted average shares
         outstanding                          38,431,162             38,780,032
                                           =============          =============

Computation of net income:

     Net income                             $ 72,620,000           $ 72,620,000
                                            ============           ============

Computation of  per share
     earnings:

     Net income divided by weighted
         average shares outstanding               $ 1.89                 $ 1.87
                                          ==============        ===============




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